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                                                                      Exhibit 11

                            BHA GROUP HOLDINGS, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                          THREE MONTHS ENDED                   NINE MONTHS ENDED
                                               JUNE 30                              JUNE 30
                                        1998              1997               1998             1997
                                    --------------    -------------      -------------    --------------
(In thousands, except per share
    data)

Net earnings                          $    1,895        $    2,006         $    5,386       $    5,773
Weighted average number of
    common shares:

        Basic weighted average
           number of outstanding
           common shares                   7,178             7,216              7,169            7,245

Basic earnings per common
    shares:                           $      .26        $      .28         $      .75        $     .80
                                    --------------    -------------      -------------    --------------

Weighted average number of
  common and common stock
  equivalent shares:

        Dilutive effect (excess of
          number of shares
          issuable over number
          of shares assumed to
          be repurchased with
          the proceeds of
          exercised options
          based on the average
          market price during
          the period)                       501               473                508              290
                                    --------------    -------------      -------------    --------------
                                          7,679             7,689              7,677            7,535
                                    --------------    -------------      -------------    --------------

Diluted earnings per common
    and common stock
    equivalent shares:                $     .25         $     .26          $     .70          $   .77
                                    --------------    -------------      -------------    --------------










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